                                                                     EXHIBIT 5.1

                          [VINSON & ELKINS LETTERHEAD]

                                 July 11, 2002

PMR Corporation
1565 Hotel Circle South, 2nd Floor
San Diego, California  92108

Ladies and Gentlemen:

         We acted as counsel for PMR Corporation, a Delaware corporation ("PMR"), in connection with PMR's Form S-4 registration statement (the "Registration Statement"), including the Prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), relating to: (i) the offering, issuance and sale of shares of PMR's common stock, par value $0.01 per share (the "Shares"), pursuant to the proposed merger of PMR Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of PMR, with and into Psychiatric Solutions, Inc., a Delaware corporation, and (ii) the issuance of the contingent value rights (the "CVRs") pursuant to a contingent value rights agreement (the "CVR Agreement") among PMR, StockTrans, Inc., as CVR trustee, and Fred Furman, as representative of the CVR holders, as described in the Registration Statement.

         In connection with rendering our opinion, we examined certain of the corporate records of PMR, including its Amended and Restated Certificate of Incorporation (as amended), certain resolutions of the Board of Directors of PMR, the Registration Statement and the exhibits thereto, the CVR Agreement and such certificates of corporate officers of PMR and governmental officials as we deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of the above described documents, we relied upon certificates and other communications of corporate officers of PMR and governmental officials without further investigation as to the facts set forth therein. We are rendering this opinion as of the effective date of the Registration Statement.

         Based upon the foregoing, we are of the opinion that:

         1. assuming that the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of PMR, in the form included as Annex A in the joint proxy statement/prospectus contained in the Registration Statement, is approved by the holders of a majority of the outstanding shares of common stock of PMR at a meeting duly called and held for such purpose and is filed with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware General Corporation of Law, the Shares have been validly authorized for issuance and, upon issuance as described in the Registration Statement, will be validly issued, fully paid and nonassessable;

         2.       the CVR Agreement has been duly authorized by PMR; and

         3. when (a) the CVR Agreement has been duly executed and delivered by the parties thereto, (b) the CVRs have been duly authorized, executed and issued in accordance with the provisions of the CVR Agreement (including the provisions of the CVR Agreement regarding establishment of the form of CVRs), (c) such CVRs have been authenticated by the CVR trustee under the CVR agreement, and (d) such CVRs have been delivered in the manner and on the terms described in the Prospectus, such CVRs will have been validly issued and will constitute valid and binding obligations of PMR, enforceable against PMR in accordance with their terms and entitled to the benefits of the CVR Agreement, subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of the foregoing opinions, we assumed that the Shares will be offered, issued and sold in compliance with all applicable state securities or Blue Sky laws.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.